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Exhibit 4.2

(front)

NUMBER	SHARES
MG
COMMON STOCK	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

MYRIAD GENETICS, INC.

INCORPORATION UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

MYRIAD GENETICS, INC.

(herein called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the Corporation, each as from time to time amended.

        This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers

Dated:

VICE PRESIDENT OF FINANCE, ASSISTANT SECRETARY AND ASSISTANT TREASURER	PRESIDENT AND CHIEF EXECUTIVE OFFICER

MYRIAD GENETICS, INC.
1992 - DELAWARE

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER AND TRUST COMPANY TRANSFER AGENT AND REGISTRAR

(back)

MYRIAD GENETICS, INC.

        The following abbreviations, when used in the inscription on the fact of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        For Value Received,                                                                                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP OF ASSIGNEE)

Shares
of the common stock represented by this Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.
Signature Guaranteed:

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFCATIONS AND RIGHTS OF EACH CLASSS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Myriad Genetics, Inc. (the "Company") and Mellon Investor Services LLC (the "Rights Agent") dated as of July 17, 2001 (the "Rights Agreement"), the terms of which are herby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or is not obtainable.

        American Stock Transfer & Trust Company is the successor Rights Agent to the above-referenced Agreement.

        TRA 1568829v2

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  Exhibit 4.2